Exhibit 99.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders of
Halo Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Halo Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in shareholders’/members’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.
Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Halo Group, Inc. and Subsidiaries as of December 31, 2008 and 2007 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KBA GROUP LLP
KBA Group LLP
Dallas, Texas
March 24, 2009

HALO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007

ASSETS
	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$180,349	$53,526
Restricted cash	250,842	82,919
Trade accounts receivable, net of allowance for doubtful
accounts of $90,767 and $36,521, respectively	1,075,976	257,415
Prepaid expenses	33,608	22,983
Total current assets	1,540,775	416,843

PROPERTY AND EQUIPMENT, net	222,471	56,755

DEPOSITS	32,664	23,196

TOTAL ASSETS	$1,795,910	$496,794

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Lines of credit	$373,300	$71,063
Accounts payable	48,264	30,775
Accrued liabilities (including $31,113 and
$11,633 to related parties, respectively)	184,421	55,826
Dividends payable	6,870	-
Deferred revenue	23,584	-
Amounts due to related party	6,171	7,076
Notes payable to related parties	498,000	308,000
Current portion of note payable	-	4,948
Total current liabilities	1,140,610	477,688

NOTE PAYABLE, LESS CURRENT PORTION	-	19,423
DEFERRED RENT	123,989	-
Total liabilities	1,264,599	497,111

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share; 2,000,000 shares authorized
Series A Convertible Preferred Stock; 500,000 and 169,339 shares issued and outstanding at December 31, 2008 and 2007, respectively
liquidation preference of $756,871 at December 31, 2008	500	169
Series B Convertible Preferred Stock; 89,910 shares issued and outstanding at December 31, 2008; liquidation preference of
$179,820 at December 31, 2008	90	-
Common stock, par value $0.001 per share; 45,000,000 shares
authorized; 40,056,000 shares issued and outstanding	40,056	40,056
Additional paid-in capital	1,265,738	611,046
Accumulated deficit	(775,073)	(651,588)
Total shareholders’ equity (deficit)	531,311	(317)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$1,795,910	$496,794

The accompanying notes are an integral part of these consolidated financial statements.

HALO GROUP, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008 and 2007

	2008	2007

REVENUE (including $7,500 and $56,500 from related
parties, respectively)	$4,986,496	$1,990,904

OPERATING EXPENSES
Sales and marketing expenses (including $5,164
and $64,975 to related parties, respectively)	776,790	735,650
General and administrative expenses (including $27,664
and $16,826 to related parties, respectively)	4,295,964	1,888,261
Total operating expenses	5,072,754	2,623,911

OPERATING LOSS	(86,258)	(633,007)

OTHER INCOME (EXPENSE):
Interest income	-	417
Interest expense (including $35,787 and $12,415
to related parties, respectively)	(37,227)	(18,998)
Total other income (expense)	(37,227)	(18,581)

NET LOSS	$(123,485)	$(651,588)

The accompanying notes are an integral part of these consolidated financial statements.

HALO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’/MEMBERS’ EQUITY (DEFICIT)
For the Years Ended December 31, 2008 and 2007

	Common Stock		Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Additional Paid-in	Accumulated	Members’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)	Total

Balance at December 31, 2006	-	$-	-	$-	-	$-	$-	$-	$12,518	$12,518

Member contributions	-	-	-	-	-	-	-	-	490,000	490,000

Member distributions and redemptions	-	-	-	-	-	-	-	-	(410,000)	(410,000)

Member interest exchanged
for services	-	-	-	-	-	-	-	-	100,000	100,000

Reorganization (See Note 1)	35,331,000	35,331	-	-	-	-	157,187	-	(192,518)	-

Issuance of common stock for
cash and services	4,725,000	4,725	-	-	-	-	200,025	-	-	204,750

Issuance of Series A Convertible
Preferred Stock for cash	-	-	169,335	169	-	-	253,834	-	-	254,003

Net loss	-	-	-	-	-	-	-	(651,588)	-	(651,588)

Balance at December 31, 2007	40,056,000	40,056	169,335	169	-	-	611,046	(651,588)	-	(317)

Issuance of Series A Convertible
Preferred Stock for cash	-	-	330,665	331			495,667	-	-	495,998

Issuance of Series B Convertible
Preferred Stock for cash	-	-	-	-	87,500	88	174,912	-	-	175,000

Dividends declared during 2008	-	-	-	-	-	-	(20,705)	-	-	(20,705)

Issuance of Series B Convertible
Preferred Stock as payment of dividends	-	-	-	-	2,410	2	4,818	-	-	4,820

Net loss	-	-	-	-	-	-	-	(123,485)	-	(123,485)

Balance at December 31, 2008	40,056,000	$40,056	500,000	$500	89,910	$90	$1,265,738	$(775,073)	$-	$531,311

The accompanying notes are an integral part of these consolidated financial statements.

HALO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007

	2008	2007
CASH FLOWS FROM OPERATIONS
Net loss	$(123,485)		$(651,588)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	45,734		22,582
Bad debt expense	558,715		54,423
Equity-based compensation	-		303,175
Changes in operating assets and liabilities:
Accounts receivable	(1,377,276)		(311,840)
Restricted cash	(167,923)		(81,195)
Prepaid expenses	(10,625)		(22,983)
Deposits	(9,468)		(20,506)
Accounts payable	17,489		24,834
Accrued liabilities	128,595		32,640
Deferred rent	123,989		-
Deferred revenue	23,584		-
Net cash used in operating activities	(790,671)		(650,458)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(211,450)		(56,015)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from issuance of preferred stock	670,998		254,003
Net proceeds from lines of credit	302,237		71,063
Proceeds received from issuance of common stock	-		1,575
Proceeds received from notes payable to related parties	212,000		60,000
Amounts due to related parties	(905)		(3,364)
Principal payments on note payable to related parties	(22,002)		(149,000)
Principal payments on notes payable	(24,369)		(4,474)
Contributions from members	-		490,000
Distributions to members	-		(13,000)
Dividends paid to shareholders	(9,015)		-
Net cash provided by financing activities	1,129,944		706,803

Net increase in cash and cash equivalents	126,823		330

CASH AND CASH EQUIVALENTS, beginning of year	53,526		53,196

CASH AND CASH EQUIVALENTS, ending of year	$180,349		$53,526

SUPPLEMENTAL INFORMATION
Cash paid for interest	$36,142		$4,772

NON-CASH FINANCING ACTIVITIES:
Issuance of notes payable to shareholders as distribution
to members	$-		$397,000

Payment of dividends through issuance of Series B
Convertible Preferred Stock	$4,820		$-
Accrual of declared dividends	$20,705	$

The accompanying notes are an integral part of these consolidated financial statements.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 1.  NATURE OF BUSINESS AND REORGANIZATION

Nature of Business

Halo Group, Inc., (“HGI”) was formed on January 25, 2007 and through its wholly-owned subsidiaries; Halo Credit Solutions, LLC (“HCS”), Halo Debt Solutions, Inc. (“HDS”), Halo Group Mortgage, LLC, (“HGM”) Halo Group Realty, LLC (“HGR”), and Halo Group Consulting, Inc. (“HGC”) (collectively the “Company”) provide credit restoration, debt settlement, mortgage brokerage, real estate brokerage and lead generation services to customers throughout the United States. The Company’s corporate office is located in Allen, Texas.

Reorganization

During 2006 the Company consisted only of HCS and HGM.  During 2007 HGI, HDS, HGR and HGC were formed, all of which were entities under common control with HCS and HGM.  During 2007, through a series of transactions, the Company completed a reorganization whereby HGI acquired 100% of the member interests of HCS, HGM and HGR and 100% of the outstanding common stock of HDS and HGC as further discussed below.  Due to the common control of the Company during 2007 and the reorganization which occurred in 2007, for financial statement purposes the Company and its subsidiaries have been combined and consolidated as if the reorganization had occurred on January 1, 2006.

HGM

Effective February 2, 2005, HGM (formerly Halo Funding Group LLC) purchased the assets of Morningstar Mortgage, LLC, an unrelated entity for total cash consideration of $50,000.  Effective February 16, 2007, HGI acquired 100% of the member interests of HGM for total consideration of $250,000 including cash of $2,000 and a promissory note for $248,000 (See discussion in Note 6).  Due to the common control of HGI and HGM, the consideration paid by HGI was reflected as a deemed distribution to the members of HGM in the amount of $250,000.

HCS

Upon formation of HCS on January 9, 2006, the majority shareholder of the Company owned a 51% member interest in HCS.  On January 25, 2007, HGI acquired 58% of the member interests of HCS in exchange for 34,050,000 shares of common stock of HGI.  On July 20, 2007 HGI acquired the remaining 42% member interests of HCS in exchange for 840,000 shares of common stock of HGI.

HGC

Upon formation of HGC on February 2, 2007, HGI owned a 51% member interest in HGC.  On July 20, 2007 HGI acquired the remaining 49% of the member interests of HGC in exchange for 49,000 shares of common stock of HGI.

HDS

Upon formation on January 26, 2007, HGI owned a 51% member interest in HDS.  On July 20, 2007 HGI acquired the remaining 49% of the member interests of HDS in exchange for 392,000 shares of common stock of HGI.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 1.  NATURE OF BUSINESS AND REORGANIZATION (Continued)

Reorganization (Continued)

HGR

On August 1, 2007 HGI acquired 100% of the member interests of HGR from an entity affiliated with the Company through common ownership in exchange for total cash consideration of $5,000.  At the time of this transaction HGR had minimal operations.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements of the Company for the years ended December 31, 2008 and 2007 include the combined financial results of HGI, HCS, HDS, HGM, HGR and HGS.  All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of 90 days or less to be cash equivalents.

Restricted Cash

Restricted cash represents collections from customers that are processed and held by a merchant bank in the ordinary course of business.  These funds are made available to the Company as determined by the bank normally within 7 business days.  Funds collected from customers by the bank are released to the Company less amounts withheld to cover potential losses by the bank.

Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Management considers the following factors when determining the collectability of specific customer accounts: past transaction history with the customer, current economic industry trends, and changes in customer payment terms.  If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, allowances would be required.  Based on management’s assessment, the Company provides for estimated uncollectible amounts through an increase to a valuation allowance and a charge to earnings.  Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance for doubtful accounts.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation and amortization is provided in amounts sufficient to relate the cost of the depreciable assets to operations over their estimated service lives ranging from three to seven years.  Provisions for depreciation and amortization are made using the straight-line method.

Major additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred.  Upon sale or retirement, the cost of the property and equipment and the related accumulated depreciation are removed from the respective accounts, and any resulting gains or losses are credited or charged to operations.

Long-Lived Assets

Long-lived assets are reviewed on an annual basis or whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets held and used is generally measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by that asset.  If it is determined that the carrying amount of an asset may not be recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Fair value is the estimated value at which the asset could be bought or sold in a transaction between willing parties.

Revenue Recognition

The Company generally recognizes revenues from its services in the period which services are provided.  The Company charges its customers a non-refundable fee for the debt settlement services to be provided, which is collected on a monthly basis over the term of the customer arrangement.  The Company recognizes its debt settlement service revenue over the estimated average service period for each customer.  Provisions for discounts and rebates to customers, established returns and allowances and other adjustments are provided for in the same period the related revenue is recognized.  Cash receipts from customers in advance of recognized revenue are recorded as deferred revenue.

Equity-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”).  Under SFAS 123R, the fair value of stock options at the date of grant which are contingently exercisable upon the occurrence of specified events is recognized in earnings over the vesting period of the options beginning when the specified events become probable of occurrence.  Currently, there is no active market for the Company’s common shares and management has not been able to identify a similar publicly held entity that can be used as a benchmark.  Therefore, as a substitute for volatility, the Company used the historical volatility of the Dow Jones Small Cap Consumer Finance Index, which is generally representative of the Company’s size and industry.  The Company has used the historical values of that index to estimate volatility, which was calculated to be 57% for the year ended December 31, 2008.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company utilizes the asset and liability approach in accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense or benefit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

During the year ended December 31, 2007, each entity filed a separate federal income tax return through the dates that HGI acquired 100% of the respective ownership interests (See discussion in Note 1).  During these periods prior to being acquired by HGI, HCS, HGM and HGR were not subject to federal income taxes.  Following the respective dates of acquisition by HGI the subsidiaries were included in a consolidated return for federal income tax purposes.  As such, federal income taxes were payable by the Company for only a portion of 2007.

Stock Split

Effective July 10, 2007, the board of directors of the Company approved a 3-for-1 stock split of the Company’s common stock.  All per share amounts presented in the consolidated financial statements reflect the stock split from the date of reorganization.

Deferred Rent

The Company’s operating leases for its office facilities contain free rent periods during the lease term.  For these type of leases the Company recognizes rent expense on a straight line basis over the minimum lease term and records the difference between the amounts charged to expense and that rent paid as deferred rent.

Recently Issued Accounting Pronouncements

In July 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109, which clarifies the accounting for uncertainty in income taxes recognized in accordance with FAS No. 109, Accounting for Income Taxes (“FIN 48”).  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN 48, a tax benefit cannot be recognized unless management concludes that it is more likely than not that the benefit will be sustained by the taxing authority.  FIN 48 is effective for fiscal years beginning after December 15, 2008.  The Company is currently evaluating the impact of FIN 48 on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”).  SFAS 157, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information.  SFAS 157 is partially effective for fiscal years beginning after November 15, 2007.  In February 2008, the FASB issued FSP 157-2 Effective Date of FASB Statement No. 157 (“FSP 157-2”) which defers the effective date of SFAS 157 to fiscal years beginning after December 31, 2008 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The partial adoption of SFAS 157 is not expected to have a material impact on the consolidated financial statements.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations (“SFAS 141R”).  SFAS 141R applies to all transactions or other events in which an entity obtains control of one or more businesses.  SFAS 141R requires the acquiring entity in a business combination to recognize the acquisition date fair value of all assets acquired and liabilities assumed including contingent consideration and those related to minority interests.  SFAS 141R also requires acquisition related transaction expenses and restructuring costs to be expensed as incurred rather than capitalized as a component of a business combination.  SFAS 141R is effective for fiscal years beginning after December 15, 2008.  The provisions of SFAS 141R will impact the Company if it is a party to a business combination after the pronouncement is adopted.

NOTE 3.  REVENUE BACKLOG OF FEES UNDER CONTRACT

The following is a roll forward of the backlog of fees under contract for the Company’s HDS subsidiary:

Net contracted fees in 2007	$1,601,307
Amount recognized as revenue in 2007	(802,838)
Backlog of fees under contract at December 31, 2007	798,469
Net contracted fees in 2008	6,430,649
Amount recognized as revenue in 2008	(4,303,419)
Backlog of fees under contract at December 31, 2008	$2,925,699
 NOTE 4.  PROPERTY, EQUIPMENT AND SOFTWARE

Property, equipment and software consist of the following at December 31, 2008 and 2007:

	2008	2007

Computers and purchased software	$111,631	$44,762
Furniture and equipment	205,938	61,358
	317,569	106,120
Less: accumulated depreciation and amortization	(95,098)	(49,365)
	$222,471	$56,755

Depreciation and amortization totaled $45,734 and $22,582 for the years ended December 31, 2008 and 2007, respectively.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 5.  LINES OF CREDIT

The Company has a line of credit agreement (“LOC”) with a bank which provides for maximum borrowings of $73,000 subject to a defined borrowing base, is due on demand, bears interest at the prime rate plus 3.05% (7.05% at December 31, 2008) and expires in June 2014.  Interest on amounts outstanding is payable monthly.  The LOC is collateralized by all of the Company’s assets and is guaranteed by the majority shareholder. Outstanding borrowings under the LOC totaled $73,300 at December 31, 2008 and additional availability under the LOC was $0 at December 31, 2008.

The Company also has a line of credit agreement  with a related party bank (“Related LOC”) which provides for maximum borrowings of $300,000.  The Related LOC bears interest at the bank’s base rate as defined plus 1% (7% at December 31, 2008) is due on demand and expires in June 2009.  Interest on amounts outstanding is paid monthly.  The LOC is collateralized by security interests in the Company’s assets and is guaranteed by the majority shareholder.  Outstanding borrowings under the LOC totaled $300,000 at December 31, 2008 and additional availability under the LOC was $0 at December 31, 2008.  The bank is considered a related party as two shareholders of the Company serve on the advisory board for the bank.

NOTE 6.  NOTES PAYABLE DUE TO RELATED PARTIES

In connection with the reorganization during 2007 (See Note 1) the Company entered into three promissory notes with two shareholders for the purchase of their member interests in HGM and HCS totaling $397,000 (the “Shareholder Notes”).  The Shareholder Notes bear interest at a rate of 5% per annum and mature in February 2010.  All interest and principal is due upon maturity.  The Shareholder Notes are collateralized by all of the Company’s assets and are subordinated to the LOC and Related LOC.  During 2007, one of the Shareholder Notes totaling $149,000 was paid in full by the Company.  During 2008, an additional $23,000 was advanced under one of the Shareholder Notes.  As of December 31, 2008 and 2007, amounts outstanding under the Shareholder Notes totaled $271,000 and $248,000, respectively.

During 2007 the Company entered into two unsecured promissory notes with its majority shareholder for working capital advances made to the Company totaling $60,000 (the “Shareholder Loans”).  The Shareholder Loans bear interest at a rate of 8% per annum, are due on demand and mature in November 2010.  All interest and principal is due upon maturity. As of December 31, 2008 and 2007, amounts outstanding under the Shareholder Loans totaled $60,000.

During 2008 the Company entered into three unsecured promissory notes with two related parties for working capital advances made to the Company in the amounts of $39,000, $50,000 and $100,000 for total notes of $189,000 (the “Related Notes”).  The $39,000 note has no stated interest rate and matured October 2008.  As of December 31, 2008, outstanding principal on this note totaled $17,000.  The $50,000 note bears interest at 10%, payable monthly, and matures December 2009.  The $100,000 note bears interest at a flat fee of $15,000 and matured in January 2009 with interest of $15,000 payable on the maturity date.

The Company incurred $35,787 and $12,415 of interest expense to shareholders and other related parties during the years ended December 31, 2008 and 2007, respectively.  Accrued interest due to shareholders and other related parties totaled $31,113 and $11,633 at December 31, 2008 and 2007, respectively.

NOTE 7.  NOTE PAYABLE

The Company had a promissory note with a bank which bore interest at 10.09% and required monthly payments of $602, including interest until maturity in February 2012.  The note payable to the bank was collateralized by all of the Company’s assets and guaranteed by the majority shareholder.  The note payable was repaid in full during 2008.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 8.  RELATED PARTY TRANSACTIONS

For the years ended December 31, 2008 and 2007, the Company incurred legal costs totaling $5,164 and $8,826 and, respectively, to a law firm owned by a director of the Company. Additionally, during the year ended December 31, 2007 the Company earned $7,000 in revenue for consulting services provided to this law firm.

For the years ended December 31, 2008 and 2007, the Company incurred marketing costs totaling $32,000 and $64,975, respectively, to an entity affiliated with the Company through common ownership.

For the year ending December 31, 2007, the Company incurred consulting expenses of $8,000 to the majority shareholder of the Company and a family member of the majority shareholder.

During the years ended December 31, 2008 and 2007, the Company earned $7,500 and $47,500, respectively, in revenue for consulting services provided to an entity whose director is a shareholder and the chief financial officer of the Company.

During the year ended December 31, 2007, the Company earned $2,000 in revenue for consulting services provided to entities affiliated with the Company through common ownership.

During 2008 and 2007 the Company incurred interest expense to related parties (See Notes 5 and 6).

NOTE 9.  INCOME TAXES

Differences between standard income tax rates and the Company’s effective income tax rate for the year ended December 31, 2008 and 2007 were primarily caused by permanent differences and changes in the valuation allowance.

Significant components of the Company’s deferred income tax assets and liabilities as of December 31, 2008 and 2007 are as follows:

	2008	2007
Current deferred liability:
Accrual to cash adjustment	$(311,894)	$(71,705)
Net non-current deferred tax asset:
Property and equipment	(20,694)	(616)
Deferred rent	45,876	-
Net operating loss carryforward	516,215	255,930
Valuation allowance	(229,503)	(183,609)
Net deferred tax asset	$-	$-

The Company has a net operating loss carryforward of approximately $1,400,000 at December 31, 2008 that begins to expire in 2026.  The net operating loss carryforward may be limited in the event of an ownership change as defined in Section 382 of the Internal Revenue Code.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 10.  COMMITMENTS AND CONTINGENCIES

The Company leases their office facilities and various equipment under non-cancelable operating leases that provide for minimum annual rentals through April 2014.  Future minimum rental obligations under leases as of December 31, 2008 are as follows:

Years Ending December 31:

2009	$354,682
2010	410,533
2011	413,852
2012	410,324
2013	315,085
Thereafter	60,583
Total minimum lease commitments	$1,965,059

Rent expense totaled $254,952 and $124,753 for the years ended December 31, 2008 and 2007, respectively.

In the ordinary course of conducting its business, the Company may be subject to loss contingencies including possible disputes or lawsuits.  Management believes that the outcome of such contingencies will not have a material impact on the Company’s financial position or results of future operations.

NOTE 11.  STOCK OPTIONS

The Company grants stock options to certain employees under a stock option plan (the “Plan”).  The Company is authorized to issue 2,450,000 options under the Plan.  These options vest over a period no greater than two years, are contingently exercisable upon the occurrence of specified events as defined by the option agreements, and expire upon termination of employment or five years from the date of grant.  During the year ended December 31, 2008, the Company issued 408,600 stock options with an exercise price of $0.01 and 22,250 stock options with an exercise price of $0.94 per share.  During the year ended December 31, 2007, the Company issued 1,032,000 stock options with an exercise price of $0.01 per share.

A summary of stock option activity in the Plan is as follows:
			Weighted
	Number of Options	Exercise Price Per Option	Average Exercise Price

Outstanding at December 31, 2006	-	$-	$-
Granted	1,032,000	.01	.01
Exercised	-	-	-
Canceled	-	-	-
Outstanding at December 31, 2007	1,032,000	.01	.01
Granted	453,250	.01 - .94	.06
Exercised	-	-	-
Canceled	(4,000)	.01	.01
Outstanding at December 31, 2008	1,481,250	.01 - .94	.06

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 11.  STOCK OPTIONS (Continued)

All stock options granted during the years ended December 31, 2008 and 2007 are contingently exercisable upon the occurrence of specified events as defined in the option agreements. As of December 31, 2008, the Company has determined that the likelihood of occurrence of the specified events is less than probable. Accordingly, no equity-based compensation has been recorded for options that have vested as of December 31, 2008. Equity-based compensation for the contingently exercisable options will be recognized over the vesting period of the options beginning when the specified events become probable of occurrence.  No options are exercisable at December 31, 2008.

The fair value of each option granted during 2008 and 2007 was estimated on the date of grant by management using the Black-Scholes option pricing model with the following assumptions used:

	2008	2007
Expected volatility	57%	85%
Risk free rate	2%	2.5%
Dividend yield	None	None
Expected life	5 years	5 years

The weighted average remaining contractual life of the outstanding options at December 31, 2008 is approximately 3.91 years.  The grant date weighted average fair value of options per share issued during the year ended December 31, 2008 was $1.11.  Total future compensation cost related to non-exercisable stock options at December 31, 2008 is $1,197,040.  At December 31, 2008 the Company has 968,750 options available to issue under the Plan.

NOTE 12.  OTHER EQUITY-BASED COMPENSATION

During the year ended December 31, 2007 the Company issued 4,725,000 shares of its common stock to two individuals in exchange for cash consideration of $1,575 which was the stated par value at the time of formation.  The fair value of the services provided was determined using the fair value of the common stock on the date of issuance less cash proceeds received.  Equity based compensation associated with the transaction included in general and administrative expenses totaled $203,175 for the year ended December 31, 2007.

NOTE 13.  OTHER EQUITY TRANSACTIONS

During the year ended December 31, 2007, the Company received total cash contributions from members of $490,000.

During the year ended December 31, 2007, the Company paid total cash distributions to its members of $10,000.

Effective January 30, 2007 a member of HCS redeemed 14% ownership interest in HCS in exchange for total consideration of $150,000, including cash of $1,000 and promissory note of $149,000 (See discussion in Note 6).  For financial statement purposes, the consideration paid by HCS was reflected as a deemed distribution to the members of HCS in the amount of $150,000.  See discussion in Note 1 of additional deemed distributions paid to members during the year ended December 31, 2007.

HALO GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007

NOTE 14.  PREFERRED STOCK

During the years ended December 31, 2008 and 2007, the Company issued 330,665 and 169,335 shares, respectively, of Series A Convertible Preferred Stock (the “Preferred Stock A”) for total cash consideration of $495,998 and 254,003, respectively.  The Preferred Stock A has a par value of $0.001 per share and has a liquidation preference of the greater of (a) the consideration paid to the Company for such shares plus any declared but unpaid dividends or (b) the per share amount the holders of the Preferred Stock A would be entitled to upon conversion, as defined in the Preferred Stock A agreement.  The liquidation preference was $756,871 at December 31, 2008.  Holders of the Preferred Stock A are entitled to receive, if declared by the board of directors, non-cumulative dividends at a rate of 8% payable in cash or common stock of the Company.  The Preferred Stock A is convertible into the Company’s common stock at an initial conversion price of $1.25 per share upon the occurrence of a liquidity event as defined in the Preferred Stock A agreement.  The Preferred Stock A is redeemable at the option of the Company at $1.50 per share prior to conversion.  The Preferred Stock A votes as a separate class from the common stock.  During the year ended December 31, 2008, the Company declared dividends on its Preferred Stock A totaling $20,705.  Additionally, during the year ended December 31, 2008, the Company issued 2,410 shares of Preferred Stock B as payment of $4,820 of dividends on Preferred Stock A.

During the year ended December 31, 2008, the Company issued 89,910 shares of Series B Convertible Preferred Stock (the “Preferred Stock B”), for total cash consideration of $179,820.  The Preferred Stock B has a par value of $0.001 per share and has a liquidation preference of the greater of (a) the consideration paid to the Company for such shares plus any declared but unpaid dividends or (b) the per share amount the holders of the Preferred Stock B would be entitled to upon conversion.  The liquidation preference was $179,820 at December 31, 2008.  Holders of the Preferred Stock B are entitled to receive, if declared by the board of directors, non-cumulative dividends at a rate of 8% payable in cash or common stock of the Company.  The Preferred Stock B is convertible into the Company’s common stock at an initial conversion price of $1.74 per share upon the occurrence of a liquidity event as defined in the Preferred Stock B agreement.  The Preferred Stock B is redeemable at the option of the Company at $2.30 per share prior to conversion.  The Preferred Stock B votes as a separate class from the common stock.

NOTE 15.  CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable.

In the normal course of business, the Company extends unsecured credit its customers.  Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its estimate of amounts which will eventually become uncollectible.  In the event of complete non-performance by the Company’s customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

NOTE 16.  SUBSEQUENT EVENTS

From January 1, 2009 to March 20, 2009, the Company has issued an additional 212,410 shares of Series B Convertible Preferred Stock for total cash consideration of $424,820.

On March 6, 2009, the Company entered into a new revolving line of credit facility with a bank which provides maximum borrowings of $250,000, subject to a borrowing base, is due on demand, bears interest at the bank’s rate as defined plus 2.5% and matures in March 2010.  As of March 19, 2009, the Company has received advances totaling $100,000 under this new revolving line of credit facility.

On March 6, 2009, the Company entered into a 36 month secured promissory note with a bank in the amount of $374,000.  The note bears interest at 6% and matures March 2012.

During 2009, the Company paid off two of the Related Notes totaling $150,000, the LOC for $73,000, and the Related LOC for $300,000.